                                   EXHIBIT 21


                                                 STATE OF            PERCENTAGE
            NAME OF SUBSIDIARY                 ORGANIZATION         OF OWNERSHIP
------------------------------------------     ------------         ------------
14th Street Acquisition Corporation            New York                 100%
Amherst Holding Corporation                    New York                 100%
Amherst Industries, Inc.                       New York                 100%
Atlantic City Holding Corporation              New Jersey               100%
Bensalem Holding Company                       Pennsylvania             100%
Bethlehem Holding Company                      Pennsylvania             100%
Bordentown Holding Corporation                 New Jersey               100%
Brentwood Development Corp.                    New York                 100%
Bridgeland Warehouses, Inc.                    New Jersey               100%
Camden Holding Corporation                     New Jersey               100%
Chicopee Holding Corporation                   Massachusetts            100%
Clementon Holding Corporation                  New Jersey               100%
Cross Avenue Broadway Corporation              New York                 100%
Cumberland Holding Corporation                 New Jersey               100%
Dallas Skillman Abrams Crossing Corporation    Texas                    100%
Delran Holding Corporation                     New Jersey               100%
Dover Holding Corporation                      New Jersey               100%
Dundalk Stores Corporation                     Maryland                 100%
Durham Leasing Corp.                           New Jersey               100%
Eudowood Holding Corporation                   Maryland                 100%
Evesham Holding Corporation                    New Jersey               100%
Gallery Market Holding Company                 Pennsylvania             100%
Glen Burnie Shopping Plaza, Inc.               Maryland                 100%
Greenwich Holding Corporation                  New York                 100%
Hackbridge Corporation                         New Jersey               100%
Hagerstown Holding Corporation                 Maryland                 100%
Hanover Holding Corporation                    New Jersey               100%
Hanover Industries, Inc.                       New Jersey               100%
Hanover Leasing Corporation                    New Jersey               100%
Hanover Public Warehousing, Inc.               New Jersey               100%
Henrietta Holding Corp.                        New York                 100%
HEP Acquisition Corporation                    Delaware                 100%
Jersey City Leasing Corporation                New Jersey               100%
Kearny Holding Corp.                           New Jersey               100%
Kearny Leasing Corporation                     New Jersey               100%
Lancaster Holding Company                      Pennsylvania             100%
Landthorp Enterprises, Inc.                    Delaware                 100%
Lawnside Holding Corporation                   New Jersey               100%
Lawnside Leasing Corporation                   New Jersey               100%
Lawnwhite Holding Corporation                  New Jersey               100%
Lewisville Town Centre Corporation             Texas                    100%
Littleton Holding Corporation                  New Jersey               100%
Lodi Industries Corp.                          New Jersey               100%
Lodi Leasing Corporation                       New Jersey               100%
Manalapan Industries, Inc.                     New Jersey               100%
Marple Holding Company                         Pennsylvania             100%

                                                 STATE OF           PERCENTAGE
          NAME OF SUBSIDIARY                   ORGANIZATION        OF OWNERSHIP
----------------------------------------       ------------        ------------
Menands Holding Corporation                    New York                 100%
Mesquite Crossing Corporation                  Texas                    100%
Middletown Holding Corporation                 New Jersey               100%
Montclair Holding Corporation                  New Jersey               100%
Morris Plains Leasing Corp.                    New Jersey               100%
National Hydrant Corporation                   New York                 100%
New Hanover, Inc.                              New Jersey               100%
Newington Holding Corporation                  Connecticut              100%
New Woodbridge, Inc.                           New Jersey               100%
North Bergen Stores, Inc.                      New Jersey               100%
North Plainfield Holding Corporation           New Jersey               100%
Oak Trading Company                            New Jersey               100%
Philadelphia Holding Company                   Pennsylvania             100%
Phillipsburg Holding Corporation               New Jersey               100%
Pike Holding Company                           Pennsylvania             100%
Princeton Corridor Holding Corporation         New Jersey               100%
Rahway Leasing Corporation                     New Jersey               100%
RMJ Company, Inc.                              New Jersey               100%
Rochester Holding Corporation                  New York                 100%
Silver Lane Properties, Inc.                   Connecticut              100%
Springfield Holding Corporation                Massachusetts            100%
Star Universal Corporation                     New Jersey               100%
T.G. Hanover, Inc.                             New Jersey               100%
T.G. Stores, Inc.                              Maryland                 100%
Terrill Holding Corporation                    New Jersey               100%
The Second Lawnside Corporation                New Jersey               100%
The Second Rochester Corporation               New York                 100%
Turnersville Holding Corporation               New Jersey               100%
Two Guys - Conn., Inc.                         Connecticut              100%
Two Guys - Mass., Inc.                         Massachusetts            100%
Two Guys from Harrison, Inc.                   New Jersey               100%
Two Guys from Harrison Company                 Pennsylvania             100%
Two Guys from Harrison - N.Y., Inc.            New York                 100%
Unado Corp.                                    New Jersey               100%
Upper Moreland Holding Company                 Pennsylvania             100%
Vornado, Inc.                                  New York                 100%
Vornado Acquisition Corporation                Delaware                 100%
Vornado Finance Corp.                          Delaware                 100%
Vornado Holding Corporation                    Delaware                 100%
Vornado Investments Corporation                Delaware                 100%
Vornado Lending Corp.                          New Jersey               100%
Watchung Holding Corporation                   New Jersey               100%
Watchung Mountain Corporation                  New Jersey               100%
White Horse Lawnside Corporation               New Jersey               100%
West Windsor Holding Corporation               New Jersey               100%
York Holding Company                           Pennsylvania             100%



                                      -54-